UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 7, 2016

NEXPOINT CAPITAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01074	38-3926499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court, Suite 700

Dallas, Texas 75201

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (972) 628-4100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 7, 2016, NexPoint Capital, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original Form 8-K”). The Original Form 8-K was filed noting an incorrect date of calculation for the Company’s net asset value per share. This Current Report on Form 8-K/A is being filed to amend, restate and replace in its entirety the Original Form 8-K.

Item 2.02 Results of Operations and Financial Condition

Change Net Offering Price

On July 7, 2016 the Company decreased its public offering price from $10.40 per share to $10.20 per share. The decrease in the public offering price was effective as of the Company’s July 6, 2016 closing and first applied to subscriptions received from June 29, 2016 through July 5, 2016.

In accordance with the Company’s previously disclosed share pricing policy, the Company’s net asset value per share is not above, nor more than 2.5% below, the Company’s net offering price per share as of July 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, NexPoint Capital, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXPOINT CAPITAL, INC.

Date: July 8, 2016	By:	/s/ Brian Mitts
Name: Brian Mitts
Title: Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer